UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 13, 2012

Tii Network Technologies, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number 001-08048

Delaware	66-0328885
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification Number)

141 Rodeo Drive Edgewood, New York	11717
(Address of principal executive offices)	(Zip code)

(631) 789-5000
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                      Entry into a Material Definitive Agreement.

On May 13, 2012, Tii Network Technologies, Inc., a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Kelta, Inc., a Delaware corporation (“Parent”), and Kelta Networks, Inc., a Delaware corporation and a wholly-owned subsidiary of Parent (“Merger Sub”). The Merger Agreement provides that, upon the terms and subject to the conditions set forth therein, and in accordance with the Delaware General Corporation Law, Merger Sub will merge with and into the Company (the “Merger”), with the Company continuing as the surviving corporation of the Merger (the “Surviving Corporation”). As a result of the Merger, the separate corporate existence of Merger Sub will cease, and the Company will become a wholly-owned subsidiary of Parent.

At the effective time of the Merger (the “Effective Time”), each issued and outstanding share of the Company’s common stock, $.01 par value per share (the “Company Common Stock”), other than treasury shares, any shares owned by Parent, Merger Sub or any other direct or indirect wholly-owned subsidiary of the Company, Parent or Merger Sub, and shares owned by stockholders who have properly demanded and not effectively withdrawn or lost appraisal rights, will be converted into and shall thereafter represent the right to receive $2.15 in cash (the “Per Share Merger Consideration”).

Additionally, at the Effective Time, each outstanding option to purchase shares of Company Common Stock and shares of restricted stock granted under the Company stock award plans will become fully exercisable and vested. Each holder of a restricted share will receive the Per Share Merger Consideration for each restricted share held at the Effective Time, less any applicable withholding taxes. Each holder of a stock option of the Company that is outstanding as of the Effective Time and has an exercise price that is less than the Per Share Merger Consideration will receive, as soon as reasonably practicable after the Effective Time, in exchange for the cancellation of such stock option, a cash payment, less any applicable withholding taxes, equal to the product of (i) the number of shares of Company Common Stock subject to such option  and (ii) the excess of the Per Share Merger Consideration over the exercise price per share of such option. The Company will take all necessary and appropriate actions so that all options to purchase shares of Company Common Stock granted under the Company stock award plans with an exercise price per share of Company Common Stock that is equal to or greater than the Per Share Merger Consideration will be validly and effectively canceled at the Effective Time without any cash payment being made in respect thereof and without any other consideration.

The Merger Agreement contains restrictions on the Company’s ability to engage in discussions with, and provide information to, third parties. However, these restrictions will not apply to third parties from which the Company receives an unsolicited acquisition proposal that is, or is reasonably likely to result in, a Superior Proposal (as defined in the Merger Agreement) that is submitted to the Company by such third party if (i) the board of directors of the Company (the “Board”) concludes in good faith, after consultation with its outside legal counsel, that the failure to take such action would be inconsistent with its fiduciary obligations to the Company stockholders under applicable laws, (ii) prior to furnishing any such nonpublic information to, or entering into discussions with, such third party, the Company gives Parent written notice of the identity of such third party and of the Company’s intention to furnish nonpublic information to, or enter into discussions with, such third party, and the Company receives from such third party an executed confidentiality agreement containing customary limitations on the use and disclosure of all nonpublic written and oral information furnished to such third party by or on behalf of the Company and containing terms no less favorable to the Company than the terms of the confidentiality agreement attached to the Merger Agreement, and (iii) prior to furnishing any such nonpublic information to such third party, the Company furnishes such nonpublic information to Parent (to the extent such nonpublic information has not been previously furnished by the Company to Parent).

The Board is obligated to recommend that the Company’s stockholders approve the Merger Agreement, subject to certain “fiduciary-out” provisions as described in the Merger Agreement.

Each of the Company, Parent, and Merger Sub has made customary representations, warranties and covenants in the Merger Agreement. The Company’s covenants include, among other things, (i) to conduct its business in the ordinary course of business consistent with past practice, and (ii) to use commercially reasonable efforts to preserve intact the business organization of the Company and its subsidiaries, to keep available the services of the current officers and employees of the Company and its subsidiaries, and to maintain, in all material respects, the relations and goodwill with all suppliers, customers, landlords, creditors, licensors, licensees, employees and other persons having business relationships with the Company and each of its subsidiaries, respectively, in each case during the period between the execution of the Merger Agreement and the Effective Time.

The consummation of the Merger is subject to certain conditions, including, but not limited to, (i) the adoption of the Merger Agreement by the Company’s stockholders; (ii) since the date of the Merger Agreement a Company Material Adverse Effect (as defined in the Merger Agreement) has not occurred; (iii) the holders of more than 10% of the Company Common Stock outstanding have not properly exercised (and not withdrawn) appraisal rights with respect thereto in accordance with applicable law; and (iv) the absence of any law or order prohibiting or otherwise making illegal the Merger or the transactions contemplated by the Merger Agreement. Moreover, each party’s obligation to consummate the Merger is subject to certain other conditions, including, without limitation, (a) the accuracy of the representations and warranties made by the other party to the Merger Agreement as of May 13, 2012, a date specified in the Merger Agreement and as of the Closing, subject to customary materiality qualifiers, and (b) the compliance by the other party with its obligations and pre-closing covenants thereunder, subject to customary materiality qualifiers.

The Merger Agreement contains certain termination rights for the Company, on the one hand, and Parent and Merger Sub, on the other hand. The Merger Agreement provides that, upon termination under specified circumstances, (i) the Company would be required to pay Parent a termination fee of $1,000,000 and (ii) Parent would be required to pay the Company a reverse termination fee of $2,000,000.

The representations, warranties and covenants of the Company contained in the Merger Agreement have been made solely for the benefit of Parent and Merger Sub. In addition, such representations, warranties and covenants (i) have been made only for purposes of the Merger Agreement, (ii) have been qualified by (a) matters disclosed in Company filings with the Securities and Exchange Commission (the “SEC”) (excluding any risk factor disclosures contained under the heading “Risk Factors,” any disclosure of risks included in any “forward-looking statements” disclaimer or any other statements that are similarly predictive or forward-looking in nature), and (b) confidential disclosures made in the disclosure schedules delivered in connection with the Merger Agreement, (iii) in some instances are subject to materiality qualifications contained in the Merger Agreement, which may differ from what may be viewed as material by investors, (iv) were made only as of the date of the Merger Agreement or such other date as is specified in the Merger Agreement, and (v) have been included in the Merger Agreement for the purpose of allocating risk between the contracting parties rather than establishing matters as fact. The Merger Agreement is included with this filing only to provide investors with information regarding the terms of the Merger Agreement, and not to provide investors with any other factual information regarding the Company or its business. Investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company or any of its subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures. The Merger Agreement should not be read alone, but should instead be read in conjunction with the other information regarding the Company that is or will be contained in, or incorporated by reference into, the Forms 10-K, Forms 10-Q, annual Proxy Statement and other documents that the Company files with the SEC.

The foregoing summary of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement, which is attached hereto as Exhibit 2.1 and is incorporated by reference into this Report.

Item 2.02                      Results of Operations and Financial Condition.

On May 14, 2012, the Company issued a press release announcing its results of operations for the quarter ended March 31, 2012.  A copy of the press release is furnished as Exhibit 99.1 to this Report and is incorporated herein by reference.

The information in this Item 2.02, including Exhibit 99.1 and the information contained therein, is being furnished to the SEC, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be incorporated by reference into any filing under the  Exchange Act or the Securities Act of 1933, as amended (the “Securities Act”), except as specifically set forth in such statement or report.

Item 7.01                      Regulation FD Disclosure.

On May 14, 2012 the Company issued a press release announcing the execution of the Merger Agreement. A copy of the press release is attached hereto as Exhibit 99.2.

The information in this Item 7.01, including Exhibit 99.2 and the information contained therein, is being furnished to the SEC, shall not be deemed to be “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, and shall not be incorporated by reference into any filing under the Exchange Act or the Securities Act, except as specifically set forth in such statement or report.

Item 9.01.                      Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

2.1
Agreement and Plan of Merger, made and entered into as of May 13, 2012, among Kelta, Inc., Kelta Networks, Inc. and Tii Network Technologies, Inc. (The schedules and exhibits to the merger agreement are omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally to the SEC, upon request, a copy of any omitted schedule or exhibit.).

99.1	Press Release of Tii Network Technologies, Inc., dated May 14, 2012, regarding earnings for the quarter ended March 31, 2012.

99.2	Press Release of Tii Network Technologies, Inc., dated May 14, 2012, regarding the proposed Merger.

Additional Information and Where to Find It

This Current Report on Form 8-K contains only a brief description of the proposed transaction. It is not a request for or a solicitation of a proxy or an offer to acquire any shares of Company Common Stock. In connection with the proposed acquisition, the Company intends to file a proxy statement on Schedule 14A and other relevant materials with the SEC. Stockholders of the Company are urged to read the Company’s proxy statement and all other relevant documents filed with the SEC when they become available, as they will contain important information about the proposed transaction. A definitive proxy statement will be sent to the Company’s stockholders seeking their approval of the proposed transaction. The Company’s stockholders will be able to obtain these documents (when available) free of charge at the SEC’s web site, http://www.sec.gov. In addition, they may obtain free copies of these by contacting the Company’s Secretary, Stacey L. Moran, at 141 Rodeo Drive, Edgewood, New York 11717, telephone: (631) 789-5000. The Company’s stockholders also may read and copy any reports, statements and other information filed with the SEC at the SEC public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 or visit the SEC’s website for further information on its public reference room.

The Company and its directors and executive officers may be deemed to be participants in the forthcoming solicitation of proxies from the holders of the Company’s common stock in connection with the proposed transaction. A list of the names and other information regarding the directors and executive officers of the Company is available in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011, filed with the SEC on March 30, 2012, and the Company’s Definitive Proxy Statement for its 2012 annual meeting of stockholders filed with the SEC on April 17, 2012. Additional information regarding the interests of such potential participants will be included in the proxy statement and the other relevant documents filed with the SEC when they become available.

Forward Looking Statements

This Current Report on Form 8-K may contain forward-looking statements that are being made pursuant to the Private Securities Litigation Reform Act of 1995, which provides a "safe harbor" for forward-looking statements to encourage companies to provide prospective information so long as those statements are accompanied by meaningful cautionary statements identifying important factors that could cause actual results to differ materially from those discussed in the statement. These statements include, among others, statements regarding the parties ability to complete the merger, the expected closing date and the anticipated impacts of the transaction on stockholders, employees and customers.  The statements in this Current Report that use such words as “believe,” “expect,” “intend,” “anticipate,” “contemplate, “estimate,” or “plan” or similar expressions are also forward-looking statements.  Forward-looking statements are subject to a number of known and unknown risks and uncertainties that could cause actual results, performance or achievements to differ materially from those described or implied in the forward-looking statements.  Such risks include, among others, the failure to obtain approval of the Tii Network stockholders; the ability of the parties to satisfy the other closing conditions; the effect of the announcement of the proposed acquisition on relations with customers and employees; customer demand for the combined company’s products and services; the effects of Tii’s expenditure of monies for legal and other professional fees; general economic and business conditions, especially as they pertain to the telecommunications industry; and the risks included under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2011 and in its future filings with the SEC. You are urged to consider all such factors.  The Company assumes no obligation for updating any such forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting such forward-looking statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 14, 2012	TII NETWORK TECHNOLOGIES, INC.

	By:	/s/ Brian J. Kelley
Brian J. Kelley, President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

2.1
Agreement and Plan of Merger, made and entered into as of May 13, 2012, among Kelta, Inc., Kelta Networks, Inc. and Tii Network Technologies, Inc. (The schedules and exhibits to the merger agreement are omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally to the SEC, upon request, a copy of any omitted schedule or exhibit.).

99.1	Press Release of Tii Network Technologies, Inc., dated May 14, 2012, regarding earnings for the quarter ended March 31, 2012.

99.2	Press Release of Tii Network Technologies, Inc., dated May 14, 2012, regarding the proposed Merger.